Exhibit 10.1

                                XOMA CORPORATION

                                 First Amendment
                                       to
                 Convertible Preferred Stock Purchase Agreement
                              dated August 13, 1997

     This AMENDMENT, dated as of January 1, 1998 (the "Amendment"), to the Convertible Preferred Stock Purchase Agreement dated August 13, 1997 (the "Purchase Agreement"), among XOMA Corporation (the "Company") and the entities who have signed this Amendment, as set forth below (collectively, the "Purchasers").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto are parties to the Purchase Agreement, pursuant to which the Purchasers acquired shares of Series G Convertible Preferred Stock of the Company; and

     WHEREAS, the Purchase Agreement provides for an additional closing for the issue and sale by the Company to the Purchasers of an additional series of convertible preferred stock of the Company; and

     WHEREAS, the parties desire to amend certain provisions of the Purchase Agreement and to enter into certain other agreements with respect to the Series G Shares, effective as of the date of this Amendment.

     NOW THEREFORE, the parties agree that the Purchase Agreement is amended as follows:

     1. Defined Terms. Capitalized terms used in this Amendment, unless otherwise defined herein, have the meanings set forth in the Purchase Agreement or the Series G Designation, as applicable.

     2. Limitations on Conversions of Series G Shares. The Purchasers and the Company agree that each Purchaser shall limit the number of Series G Shares that it shall convert into Common Stock during any month from the date hereof through February 28, 1998 as follows:

          (a) From the period from the date hereof through January 31, 1998, each Purchaser may convert into Common Stock a number of Series G Shares equal to one-third of the number of Series G Shares held by such Purchaser on the date hereof.

          (b) From the period from February 1, 1998 through February 28, 1998, each Purchaser may convert into Common Stock a number of Series G Shares equal to (i) two-thirds of the number of Series G Shares held by such Purchaser on the date hereof, less (ii) the number of Series G Shares converted during the period January 1, 1998 through January 31, 1998.

          (c) On and after March 1, 1998, there shall be no limitations on the ability of any Purchaser to convert any Series G Shares other than any limitations set forth in the Purchase Agreement as in effect prior to the date hereof.

          (d) The number of Series G Shares held by a Purchaser as of the date hereof shall be determined assuming any Series G Shares as to which a conversion notice was sent to the Company prior to the date hereof had been converted into Common Stock and are no longer outstanding. The limitations set forth in the preceding subsections (a) and (b) shall be computed with reference to conversion notices given, and not with respect to Series G Shares actually converted of record, during such periods.

     3. Additional Share Issuance. As an inducement to the Purchasers to defer conversion of the Series G Shares into Common Stock for an extended period of time, the Company agrees that it shall issue additional shares of Common Stock to the Purchasers on the following terms:

          (a) Any Purchaser who converts any Series G Shares more than 210 days after the Original Issue Date shall, upon such conversion, be issued a number of shares of Common Stock, in addition to the number of shares required to be issued on conversion in accordance with the Series G Designation, equal to (i) the number of shares of Common Stock that would have been issued to such Purchaser if the Applicable Percentage had been 86%, less (ii) the number of shares of Common Stock otherwise issuable under the terms of the Series G Designation. In lieu of issuing the Common Stock on any such conversion, the Company shall have the right to pay cash to such Purchaser in an amount equal to the Per Share Market Value as at the date of conversion multiplied by the number of shares of Common Stock that would otherwise be issuable pursuant to this Section 3(a).

          (b) All shares of Common Stock issued to any Purchaser pursuant to the foregoing Section 3(a) shall be duly authorized, fully paid and nonassessable.

          (c) The Company shall take such steps as may be required to include any shares of Common Stock issued or issuable under Section 3(a) to be included in the Underlying Shares Registration Statement that has been filed and is effective with respect to the Common Stock issuable on conversion of the Series G Shares.


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

     4. Series H Closing. Notwithstanding the terms of the Purchase Agreement, in the event the Company has not previously given the Subsequent Financing Notice, a Majority in Interest of the Purchasers shall have the right to require the Series H Closing to take place at any time after April 30, 1998 through September 30, 1998. Such right may be exercised by a Majority in Interest of the Purchasers by delivering a notice (a "'Required Financing Notice") to the Company, and to the other Purchasers, in accordance with the notice provisions of the Purchase Agreement. The Required Financing Notice shall be executed on behalf of a Majority in Interest of the Purchasers and shall set forth the date and time of the Series H Closing, which shall be not less than 15 Trading Days after the date on which the Required Financing Notice is given. The Company shall use its commercially reasonable best efforts to cause the Series H Closing to take place, and to cause all conditions for the Series H Closing to have been met, at the time and date set forth in the Required Financing Notice or as promptly thereafter as possible. If the Company has the right to deliver, and delivers, the Subsequent Financing Notice after the giving of a Required Financing Notice, the Subsequent Financing Notice shall supersede the Required Financing Notice. For purposes of this Amendment, a "Majority in Interest" of the Purchasers at any time shall mean Purchasers who acquired a majority of the Series G Shares issued at the Series G Closing.

     5. Except as specifically amended or supplemented hereby, (i) the Purchase Agreement shall not be amended and no provisions thereof shall be waived by any party, and (ii) the Purchase Agreement is hereby ratified and confirmed in all respects. The parties confirm that the provisions of paragraphs 2 and 3 of this Amendment shall apply only to the Series G Shares, and not to the Series H Shares.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument.




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


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.


XOMA CORPORATION                          SOUTHBROOK INTERNATIONAL
                                          INVESTMENTS LTD.


By:                                       By:
   -------------------------------           --------------------------------

HBK CAYMAN L.P.                           HBK OFFSHORE FUND, LTD.


By:                                       By:
   -------------------------------           --------------------------------


HBK INVESTMENTS LTD.                      PROPRIETARY CONVERTIBLE
                                          INVESTMENT GROUP, INC.


By:                                       By:
   -------------------------------           --------------------------------


PINE STREET ASSET                         BROWN SIMPSON STRATEGIC
MANAGEMENT L.P.                           GROWTH FUND, L.P.


By:                                       By:
   -------------------------------           --------------------------------



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